UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2013

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 200
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                         Other Events.

Marketo, Inc. recognizes that in today’s environment, its current and potential investors, the media and others interested in Marketo look to social media and other Internet sources for information about Marketo, especially given Marketo’s role as the provider of a leading cloud-based marketing software platform.  Marketo believes that these sources represent important communications channels for disseminating information about the company, including information that could be deemed to constitute material non-public information.  As a result, in addition to our investor relations website (http://investors.marketo.com), filings made with the Securities and Exchange Commission, press releases issued by Marketo from time to time, and public webcasts and conference calls, Marketo has used and intends to continue to use various social media and other Internet sources to disseminate information about Marketo and, without limitation, its general business developments; financial performance; solutions and application offerings; research, development and other technical updates; relationships with customers, platform providers and other partners; and market and industry developments. The following social media and other websites are intended to be used by Marketo for the dissemination of information:

Marketo’s blog: http://blog.marketo.com/

Our CEO, Phil Fernandez’s blog: http://blog.marketo.com/blog/author/phil-fernandez

Marketo’s Twitter Feed: http://twitter.com/marketo

Phil Fernandez’s Twitter Feed: http://twitter.com/philf1217

Marketo’s Facebook Page: http://www.facebook.com/Marketo

Marketo’s Google+ Page: http://plus.google.com/+marketo

Marketo’s Corporate LinkedIn Page: http://www.linkedin.com/company/marketo

Marketo invites its current and potential investors, the media and others interested in Marketo to visit these sources for information related to the company. Please note that this list of social media and other websites may be updated from time to time on Marketo’s investor relations website and/or filings made with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013

MARKETO, INC.

By:	/s/ Sharon S. Zezima
Name:	Sharon S. Zezima
Title:	Vice President, General Counsel and Secretary

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